CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Variable Dividend Strategy Portfolio (the “Registrant”), each certify to the best of his knowledge that:
     1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Variable Equity Trust – Legg Mason Partners Variable	Legg Mason Partners Variable Equity Trust – Legg Mason Partners Variable
Dividend Strategy Portfolio	Dividend Strategy Portfolio

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak

R. Jay Gerken Date: December 28, 2007	Kaprel Ozsolak Date: December 28, 2007
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.